Exhibit 10.2

LEASE AGREEMENT

THIS AGREEMENT (“Lease” or “Lease Agreement”) is made and entered into as of the 22 day of June, 2009, by and between Tropicana Las Vegas, Inc., a Nevada corporation (“Landlord”) and Armenco Holdings, LLC, a California limited liability company (“Tenant” and together with Landlord, the “Parties” and each, a “Party”):

RECITALS

1.     Landlord is, or will be as of the Commencement Date as defined in Section 2.1, the owner of the real and personal property commonly known as the Tropicana Resort and Casino, 3801 Las Vegas Boulevard South, Las Vegas, Nevada, which real property is more particularly described in Exhibit “A” (the “Real Property”) and personal property more particularly described in Exhibit “B” (the “Personal Property”). The Real Property and the Personal Property shall be referred to collectively as the “Tropicana Assets.”

2.     Landlord has acquired or will acquire its ownership interest in the Tropicana Assets under the terms of the First Amended Joint Plan of Reorganization of Tropicana Las Vegas Holdings, LLC and certain of its Debtor Affiliates under Chapter 11 of the Bankruptcy Code, as approved in In re: Tropicana Entertainment, LLC, et al., Case No. 08-10856 (KJC) in the United States Bankruptcy Court for the District of Delaware (the “Plan”).

3.     The Parties have reached an understanding with respect to the lease of the Tropicana Assets by Tenant from Landlord.

4.     Tenant currently possesses, or will as of the Commencement Date possess, all state and local licenses and approvals necessary to operate the Tropicana Assets.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows:

SECTION 1
PROPERTY

1.1.          Landlord, in consideration of the rents herein reserved and the covenants, conditions and agreements herein contained on the part of Tenant to be observed and performed, does hereby lease to Tenant, and Tenant does hereby take from Landlord, subject to the covenants, conditions and agreements herein contained to be observed and performed by Landlord the Tropicana Assets, together with all rights, privileges, easements and appurtenances thereunto belonging, and all rights relating to employees of the Tropicana Resort and Casino (the “Employees”) (all of which is hereinafter referred to as the “leased property”).

1.2.          Landlord and Tenant specifically acknowledge that Tenant has acquired or will acquire all of the LandCo Debtors’ (as defined in the Plan) right, title and interest in and to the Gaming Assets, as that term is defined in the Bill of Sale to be entered into on the Effective Date (as defined in the Plan) by and among the LandCo Debtors and Tenant (the “Bill of Sale”) and all right, title and interest in, to and under the Gaming Assumed Contracts, as that term is defined in the Bill of Sale, and that none of the Gaming Assets or Gaming Assumed Contracts are included as part of the leased property.

1.3.          Landlord hereby authorizes Tenant to exercise all of Landlord’s rights and delegates to Tenant its duties, if any, pursuant to those certain leases for retail shops located on the leased property (the “Shop Leases”), and pursuant to those certain contracts (the “Assumed Contracts”) identified in Exhibit “C” attached hereto, for a period co-extensive with the term of this Lease. Tenant hereby accepts such authorization and agrees to faithfully perform all of Landlord’s duties under said Shop Leases and Assumed Contracts.

1.4.          In addition to the Tropicana Assets, Landlord shall lease to Tenant (and the “leased property” shall be deemed to include) a sum of money to be provided by Landlord, in an amount equal to all cash of Landlord in all of its accounts as of the Commencement Date (the “Operating Accounts”). The Operating Accounts may be used by Tenant solely for Tenant’s start-up and takeover expenses, Operating Expenses (as defined in Section 4.2, below) and/or any other expenses necessary or appropriate to enable Tenant to operate the Tropicana Resort and Casino as a hotel and gaming casino, together with restaurants, lounges and shops and other related support facilities for the hotel and casino (the “Business”) pursuant to this Lease. The Operating Accounts may be increased by Landlord, if necessary or appropriate under prudent business practices, based on actual operating experience. Tenant shall deposit in such Operating Accounts all revenue and other amounts received through the operation of the Business.

1.5.          At the conclusion of this Lease, the funds remaining in the Operating Accounts, less Tenant’s retention (as defined below) (the “Ending Balance”) shall be disbursed as follows:

(a)     If the amount of the Ending Balance is less than the total amount in the Operating Accounts on the Commencement Date (the “Opening Balance”), then all of the Ending Balance shall be delivered to Landlord.

(b)    If the Ending Balance exceeds the Opening Balance, then (i) such excess amount shall be placed in a separate account designated as the capital reserve account (the “Capital Reserve Account”), and (ii) an amount equal to the Opening Balance shall be delivered to the Landlord. Landlord may utilize funds from the Capital Reserve Account only for capital expenditures in connection with the Tropicana Assets. “Capital expenditures” means expenditures, which, in accordance with generally accepted accounting principles, are not fully chargeable to current expense in the year the expenditure is incurred.

1.6.          As used above, the term “Tenant’s retention” shall mean two percent (2%) of Net Revenue (the “Preferred Fee”) plus five percent (5%) of EBITDA resulting from the operation of the Business during the term of the Lease after EBITDA is reduced by the amount of the Preferred Fee, provided, however, that in no event shall the difference be deemed to equate to a negative number. For the purpose of this Lease, “Net Revenue” means all revenue from the operation of the Business less complimentary housing, meals and other items granted to third parties by Tenant for promotional purposes consistent with gaming industry practice. Such revenues shall be computed on an accrual basis in accordance with generally accepted accounting principles. For the purposes of this Lease, the term “EBITDA” means the amount of Earnings Before Interest, Taxes, Depreciation and Amortization from the operation of the

Business during the term of the Lease as determined pursuant to generally accepted accounting principles in accordance with gaming industry practices.

1.7.          The parties acknowledge and agree that Landlord is an independent contractor, and that all of the Employees leased by Landlord are employees of Landlord. Notwithstanding anything to the contrary contained herein, for purposes of compliance with Tenant’s duties, obligations and responsibilities under Nevada Revised Statute Chapter 463 and the regulations promulgated thereunder (collectively, the “Nevada Gaming Control Act”), Tenant shall have the absolute and complete control, authority and discretion over all Employees, including without limitation, taking any actions regarding the Employees that may be necessary, appropriate or prudent to ensure compliance with the Nevada Gaming Control Act.

SECTION 2
TERM OF LEASE

2.1.          The term of this Lease shall be for twelve (12) months, unless sooner terminated under the provisions hereinafter contained. The term of this Lease shall commence (the “Commencement Date”) at 12:00 Midnight on the Effective Date. This Lease Agreement can be terminated for any reason by Landlord or Tenant upon thirty (30) days written notice to the other Party. In addition to the foregoing, Tenant may terminate this Lease should (i) the funds in the Operating Accounts become deficient for Tenant’s continued operation of the Business, and (ii) Landlord shall fail to provide adequate funding to the Operating Accounts within ten (10) days after notice from Tenant to Landlord of such deficiency.

2.2.          Notwithstanding any other provision of this Article II, this Lease shall terminate thirty (30) days after Landlord has received all licenses and approvals necessary to operate a hotel and casino on the leased property.

2.3.          Should Tenant hold over and continue to be in possession of the leased property after the term hereof, with Landlord’s consent, such holding over shall be considered to be a tenancy from month to month only, subject to the conditions and provisions of this Lease, and Tenant agrees to pay rent for the leased property at the monthly rate applicable hereunder.

2.4.          Provided Landlord has received the appropriate licenses and approvals from the Nevada Gaming Authorities (as defined in Section 12.3), upon the termination of this Lease, Tenant shall convey to Landlord all of its right, title and interest in and to the Gaming Assets and all of its right, title and interest in, to and under the Gaming Assumed Contracts for a price of One (1) Dollar ($1.00). Tenant and Landlord shall each execute and deliver all documents and instruments necessary or appropriate to evidence the sale of the Gaming Assets and the Gaining Assumed Contracts from Tenant to Landlord.

2.5.          Upon the termination of this Lease, Landlord shall assume all outstanding liabilities of the leased property.

SECTION 3
RENT

3.1           Tenant shall pay to Landlord as rent for the leased property the sum of One (1) Dollar ($1.00) for each month of the term hereof and each and every month thereafter. The first month of the term hereof shall commence on the Commencement Date, and each subsequent month shall begin on the same day of each and every calendar month thereafter (i.e., if the Commencement Date falls on the 17th of a month, the first full month shall be from the Commencement Date to the 16th day of the following calendar month, and the second full month would start on the 17th day of said following calendar month). Monthly rent for the first full month shall be due and payable in advance on the Commencement Date, and on the same day of each successive month during the term of the Lease.

3.2           All rents and other monies required to be paid by Tenant hereunder shall be paid to Landlord without prior notice or demand, in lawful money of the United States of America, at such place as Landlord may, from time to time, designate in writing.

SECTION 4
OPERATING EXPENSES

4.1.          It is specifically understood and agreed by and between Landlord and Tenant that all rent payable by Tenant to Landlord pursuant to Article III is “net” rent. Accordingly, Tenant shall pay, in addition to all rent payable by Tenant to Landlord pursuant to Article III hereof, all Operating Expenses.

4.2.          For the purposes of this Lease, “Operating Expenses” shall be defined as all costs and expenses related to the leased property and to the operation of the Business, including, but not limited to: all real and personal property taxes and assessments; all gaming and business license fees or taxes; all other federal, state and local taxes incurred as the result of Tenant’s operations under the Lease; all utilities consumed or used in or upon the Real Property; all employee wages, unemployment compensation premiums or contributions, and payroll and other employment taxes incurred during the term of the Lease, including without limitation wages of Employees and executive compensation to Tenant’s chief executive officer, president and chief operating officer; all premiums and other contributions with respect to Landlord’s welfare plans; and Assumed Contracts, provided, however that Landlord and Tenant have agreed that those costs and expenses required by applicable federal tax laws or generally accepted accounting principals, evenly applied, to be amortized over a period of years rather than expensed in the year incurred and which were approved by Landlord pursuant to Section 7.2 are not Operating Expenses and shall be the sole expense of Landlord; and further provided that “Operating Expenses” shall specifically exclude any and all liability related to chips, tokens and other money substitutes, players club and other discounts, in each case not issued by Tenant.

4.3.          Tenant shall pay from the Operating Accounts any increases in the Operating Expenses during the term of this Lease and any new or additional taxes, assessments, levies or penalties which may be imposed against Tenant or the leased property or otherwise pertaining to the operation of the Business by Tenant during term of this Lease.

SECTION 5
LANDLORD/TENANT RELATIONSHIP

5.1.          Nothing herein shall be deemed to be a contract for employment or create an employer-employee relationship between Landlord and Tenant, or Landlord and any officer, director or employee of Tenant.

SECTION 6
USE OF PREMISES

6.1.          During the term of this Lease, Tenant shall use and occupy the leased property as a hotel and gaming casino, together with restaurants, lounges and shops and other related support facilities for the hotel and casino, and for no other purpose or purposes. Subject to the closure of various portions of the leased property as from time to time may be necessary to make repairs, replacements, restorations or improvements required or permitted by this Lease, Tenant shall operate the leased property and shall keep the leased property open for business continuously during all such hours and on such days in accordance with state and local law.

6.2.          Tenant further agrees that:

(a)     Tenant shall always conduct its operations in and from the leased property under the name “Tropicana Resort and Casino” or “Tropicana Las Vegas” and Landlord hereby grants to Tenant a license to so conduct its operation, which license shall expire or terminate with this Lease;

(b)    No auction, fire, distress, or bankruptcy sales may be conducted within the leased property without the prior written consent of the Landlord;

(c)     Tenant shall not use or permit the use of any portion of the leased property for any unlawful purpose;

(d)    Subject to Tenant’s right to repair, replace and/or improve the leased property, Tenant shall not perform any act or carry on any practice which may injure the leased property or cause any offensive odors or loud noise or constitute a nuisance or a menace;

(e)     Tenant shall, at all times during the term of the Lease, comply with all governmental rules, regulations, ordinances, statutes and laws, and the terms and conditions of any policies of insurance now or hereafter in effect pertaining to the leased property. Tenant specifically covenants and agrees to comply with all applicable provisions of the Nevada Gaming Control Act and Regulations of the Nevada Gaming Commission and State Gaming Control Board;

(f)     Tenant shall not, without prior written consent of Landlord and all insurance companies which have issued any insurance of any kind whatsoever with respect to the leased property, keep, use or store, or allow to be kept, used or stored, upon or about the leased property any hazardous or toxic substance in violation of applicable law which may endanger any part of the leased property or its occupants, business patrons or invitees. Tenant will not consent to or suffer any illegal act to be committed thereon.

SECTION 7
MAINTENANCE OF DEMISED PREMISES

7.1.          From and after the date that possession of the leased property is delivered to Tenant, and until the end of the term of this Lease, Tenant shall, at its sole cost, keep neat and clean and maintain in good order, condition and repair the leased property and every part thereof in substantially the same condition as existed at the Commencement Date, normal wear and tear excepted, including, without limitation, the exterior and interior portions of all doors, windows and plate glass surrounding the leased property, fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted), and all wiring, all heating, air conditioning and electrical systems, sprinkler systems within the leased property, interior building appliances and similar equipment, all plumbing and sewage facilities within the leased property including the free flow up to the main sewerline. Tenant shall keep the leased property and any part and portion thereof in a tenantable and attractive condition through-out the term of this Lease, and consistent with the terms hereof. Tenant further agrees to keep and maintain the leased property in a clean, sanitary and safe condition, normal wear and tear excepted, in accordance with state and local law, provided, however, that in no event shall Tenant be liable for the failure of the leased property to comply with the state or local law if such failure to comply occurred prior to the Commencement Date and continued thereafter.

7.2.          Tenant shall not make alterations, improvements and/or additions to the leased property (“Tenant Improvements”) or sell or otherwise transfer any of the leased property or the appurtenances therein (other than in the ordinary course of business) without first obtaining, in each instance, the prior written consent of Landlord (provided, however, that non-structural alterations, improvements and/or additions based on operational decisions are not subject to this provision).

7.3.          Landlord, at its sole cost and expense, may make such alterations, improvements and/or additions to the leased property as Landlord deems appropriate, provided such improvements shall not materially interfere with Tenant’s operation of the Business unless Tenant so consents.

7.4.          At the request of Landlord, Tenant shall make such alterations, improvements and/or additions to the leased property as Landlord deems appropriate, provided such improvements shall not materially interfere with Tenant’s operation of the Business unless Tenant so consents and Landlord funds all costs and expenses associated with such alterations, improvements and/or additions.

7.5.          All additions, improvements, and fixtures which may be made or installed by either Landlord or Tenant upon the leased property during the term of this Lease, except for any additions, improvements, and fixtures made or installed by any lessee under a Shop Lease, shall remain upon the leased property, and at the termination of this Lease shall be surrendered with the leased property as a part thereof.

7.6.          Upon any surrender of the leased property, Tenant shall redeliver the leased property to Landlord.

SECTION 8
FINANCIAL RECORDS OF BUSINESS

8.1.          Landlord and Tenant recognize that the creation and maintenance of complete, accurate, and legible records of gaming transactions is required of all Nevada gaming licensees and agree to cooperate fully with each other to assure compliance by both Parties with this requirement.

8.2.          During the term of the Lease, Tenant agrees to maintain at all times at the leased property complete business and financial records of its operation of the Business under the Lease. In the event Tenant needs to remove originals of any records from the leased property, Tenant shall (a) make a complete, legible copy of the original records which shall remain on the leased property, and (b) maintain an accurate log of all records (whether originals or copies) leaving the leased property during the term of the Lease, including an identification of the party removing the records, the purpose for removing such records, and the date the records are returned to the leased property. This covenant shall survive the expiration or termination of the Lease and Tenant shall, upon demand by Landlord, return all originals of such documents as have been removed by the Tenant or at its direction.

8.3.          After the expiration or termination of the Lease, Landlord shall maintain the said books and records of Tenant at the leased property in such a manner and for such period of time as will comply with all relevant federal, state, and local record maintenance laws. Landlord shall provide Tenant and such person or persons as may be designated by Tenant, on the leased property, access to and space to review and copy, on Landlord’s copying machine, at reasonable expense to Tenant, such books and/or records of Tenant as may be designated by Tenant.

8.4.          Landlord and Tenant understand and agree that, notwithstanding any provision or covenant contained in this Article, the original books and records kept by Tenant, both prior to and during the term of this Lease, are and shall remain the property of the Tenant. Landlord shall, therefore, not later than ninety (90) days prior to destroying or otherwise disposing of any record relevant to the operation of the Tropicana Hotel and Casino by Tenant, provide written notice to Tenant of its intention to destroy or dispose of such books and/or records. Thereafter, upon a request by Tenant, Landlord shall turn over to Tenant any and all of the books and/or records upon which its notice was based.

SECTION 9
INDEMNITY AND LIABILITY

9.1.          As used herein, the phrase, “defend, indemnify and save and hold harmless,” with respect to the Tenant Parties shall mean: Tenant and its officers, partners, directors, members, employees and agents (together with Tenant, the “Tenant Parties”) shall not be liable to Landlord or any person who has acquired an interest in the leased property, for any losses sustained or liabilities incurred, including monetary damages, as a result of any act or omission of the Tenant Parties if the acts or omissions of the Tenant Parties did not constitute gross negligence, actual fraud, or willful, wanton or reckless misconduct, or criminal misconduct (the “Tenant Conduct Standard”). The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Tenant Parties acted in a manner contrary to the Tenant Conduct Standard.

9.2.          On and after the Commencement date, subject to the provisions of Section 9.1 and 9.3 hereof, the Parties (each, an “Indemnitor”) shall indemnify and hold harmless each other, their respective affiliates and any of their respective officers, partners, members, directors, employees and agents (each individually, an “Indemnitee”), from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses which shall be paid by Indemnitor immediately upon receipt of appropriate invoices therefore), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, which relates to, or arises out of, this Lease or the leased property, regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof; provided, however, that Tenant shall only be required to indemnify and hold harmless the Landlord Parties (as defined below) upon the breach of the Tenant Conduct Standard by any of the Tenant Parties.

9.3.          Landlord and its officers, directors, partners, members, employees and agents (together with Landlord, the “Landlord Parties”) shall not be entitled to indemnification under this Article IX with respect to any claim, issue or matter unless it has been finally adjudged in a nonappealable order that the Tenant Parties have breached the Tenant Conduct Standard and then only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability, in view of all of the circumstances of the case, the Landlord Parties are fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

9.4.          In the event that any legal proceedings shall be instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by an Indemnitee under the provisions of this Article IX, the Indemnitee shall promptly cause written notice of the assertion of any such proceeding or claim of which it has actual knowledge to be forwarded to the Indemnitor. Upon receipt of such notice, the Indemnitor shall have the right, at its option and expense, to be represented by counsel of their choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability, damage or deficiency indemnified against hereunder; provided, however, that no settlement shall be made without prior written consent of the Indemnitee which shall not be unreasonably withheld and; provided further, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense.

9.5.          It is the understanding and agreement of the Parties that, notwithstanding anything to the contrary herein, the Tenant Parties shall not be liable or responsible for the failure to pay or discharge Landlord’s debts and obligations relative to the leased property (except for any debts of Landlord under any obligations or contracts defined as Operating Expenses hereunder, for which Tenant agrees to pay as provided in this Lease).

9.6.          On and after the Commencement date, Landlord hereby covenants and agrees to defend, indemnify and save and hold harmless, the Tenant Parties from any and all liabilities, obligations, judgments, damages, claims, and demands of any kind whatsoever in connection with or arising out of any loans, leases, guarantees, equipment financing agreements, or other contracts/agreements made and/or entered into by or with Landlord or any other person or entity which relates to, or arises out of, this Lease or the leased property where Tenant is not a party to the specific agreement, contract or other instrument (except for any debts of Landlord under any obligations or contracts defined as Operating Expenses hereunder, for which Tenant agrees to pay as provided in this Lease).

9.7.          Landlord hereby covenants and agrees to defend, indemnify and save and hold harmless the Tenant Parties from any and all liabilities, obligations, judgments, damages, claims, and demands of any kind whatsoever in connection with or arising out of any leases or other obligations assumed by Landlord in its agreement to acquire the Tropicana Resort and Casino or pursuant otherwise to the Plan, from and after the termination of this Lease and further agrees not to interfere in any manner with Tenant’s performance of any obligations thereunder during the term of this Lease.

9.8.          Landlord and Tenant agree that nothing contained in this Lease is intended, nor should it be construed, to result in Tenant’s assumption of any of the debts and obligations of Landlord and/or any other person or entity relative to the real and personal property used in the operation of the Tropicana Resort and Casino (except for any debts of Landlord under any obligations or contracts defined as Operating Expenses hereunder, for which Tenant agrees to pay as provided in this Lease).

9.9.          Landlord hereby covenants and agrees to defend, indemnify and save and hold harmless the Tenant Parties from any and all wrongful termination and/or other claims resulting from the termination of employees at the Tropicana Resort and Casino due to a closure of the business conducted on the leased property for any reason other than a breach by Tenant.

9.10.        Landlord hereby covenants and agrees to defend, indemnify, and save and hold harmless the Tenant Parties from any and all liabilities, obligations, judgments, damages, claims, and demands of any kind whatsoever in connection with or arising out of any construction projects or other capital improvements commenced by or at the instance of Landlord, except such liabilities as may arise due to a breach of the Tenant Conduct Standard.

SECTION 10
INSURANCE

10.1.        Landlord shall, from the commencement of the term of this Lease, maintain in full force and effect, a policy or policies of commercial general liability insurance under which the Tenant (and such other persons as are in privity of estate with Tenant as may be set out in notice from Tenant to Landlord from time to time) and the Landlord are named as insured, with contractual liability endorsements covering the agreements of Landlord to indemnify Tenant from and against all cost, expense and/or liability as contractually undertaken by Landlord under the terms of this Lease. Each such policy shall provide that it cannot be amended or modified with respect to the Tenant or Tenant’s said designees without thirty (30) days prior written notice to Tenant and Tenant’s designees, and a duplicate original or certificate thereof evidencing such coverage shall be delivered to Landlord no less than ten (10) days prior to the date Tenant commences occupancy of the leased property. The minimum limits of liability of such insurance shall be Two Hundred Fifty Million Dollars ($250,000,000.00), which may be covered, in part, by an umbrella policy. Either Landlord or Tenant may, at its sole expense, provide for additional liability coverage.

10.2.        Landlord shall keep the buildings constituting the leased property insured against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by comprehensive “all risk” insurance (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Lease shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the leased property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000,000 for all such insurance coverage; and (D) if any of the improvements or the use of the leased property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Landlord shall obtain: (y) if any portion of the leased property is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Landlord or a lender under a mortgage or deed of trust encumbering the leased property in the event the leased property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 10.2.

10.3.        Landlord shall, from the commencement of the term of this Lease, maintain in full force and effect, a policy or policies of workers’ compensation, subject to the statutory limits of the State of Nevada, and employer’s liability insurance in respect of any work or operations on or about the leased property, or in connection with the leased property or its operation, to the extent applicable.

10.4.        Landlord shall keep all Tenant Improvements, including, without limitation, its fixtures, merchandise and equipment, insured against loss or damage by fire with the usual extended coverage endorsements. It is understood and agreed that Tenant assumes all risk of damage to its own property arising from any cause whatsoever including, without limitation, loss by fire, theft or otherwise, whether or not occasioned in part by the negligence of Landlord or Landlord’s agents.

10.5.        Landlord shall submit any proposed substitution of insurance policies or modification of insurance policies to Tenant for Tenant’s approval not less than thirty (30) days’ prior to the date on which Landlord desires to substitute or modify insurance policies provided for under the terms of this Lease.

10.6.        Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, the party hereto carrying such insurance and suffering said loss hereby releases the other of and from any and all claims with respect to such loss, including claims with respect to the negligence of the parties hereto; and Landlord and Tenant further mutually agree that their respective insurance companies shall have no right of subrogation against the other party hereto on account of any such loss.

10.7.        If either party desires that any increased, additional or substitute insurance coverage be provided for public liability and/or property damage for the leased property, the requesting party shall provide the other party with not less than thirty (30) days’ written notice of such desired changes and shall further provide Tenant with any and all information, including but not limited to premium charges and any other fees for such changed coverages, sufficient for the other party to be included as an additional insured under such coverage.

10.8.        All insurance provided for in this Lease shall be obtained under valid and enforceable policies (collectively, the “policies” or in the singular, the “policy”), and may be subject to the approval of a lender under a mortgage or deed of trust encumbering the leased property (“Mortgagee”) as to insurance companies, amounts, deductibles, loss payees and insureds, which such approval shall not be unreasonably withheld, conditioned or delayed. The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State of Nevada and having a claims paying ability rating of “A-VIII” (or its equivalent) or better under the A.M. Best rating system. The policies described in this Lease may designate a Mortgagee and its successors and assigns as primary or additional insureds, mortgagees and/or loss payee as deemed appropriate by Landlord. Not less than ten (10) days prior to the expiration dates of the policies theretofore furnished to a lender under a mortgage or deed of trust encumbering the leased property, renewal policies accompanied by evidence satisfactory to Landlord or a Mortgagee of payment of the premiums due thereunder shall be delivered to Landlord a Mortgagee. If for any reason the requisite insurance coverage cannot be renewed ten (10) days or more prior to expiration, written confirmation must be received from the Tenant that coverage will be in place by expiration, and evidence of such coverage will be provided immediately upon renewal.

SECTION 11
DAMAGE CLAUSE

11.1.        In the event that during the term hereof the leased property shall be partially or substantially damaged or destroyed by fire or other casualty, the risk of which is covered by Tenant’s insurance, Landlord shall notify Tenant in writing within ten (10) days of such damage of Landlord’s election to either (i) proceed forthwith to repair such damage and restore the leased property, to the extent of insurance funds, to substantially their condition at the time of such damage (subject, however, to zoning laws and building codes then in existence), or (ii) forego rebuilding the damaged portions of the leased property. Should Tenant receive Landlord’s notice of its election to forego rebuilding any material portion of the leased property, then Tenant may, upon ten (10) day’s written notice to Landlord given within ten (10) days after receipt of Landlord’s notice, terminate this Lease.

SECTION 12
LANDLORD’S COVENANT OF QUIET ENJOYMENT

12.1.        Tenant, on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably, and quietly have, hold, occupy and enjoy the leased property during the term hereof without hindrance or ejection by the Landlord or by any persons lawfully claiming under Landlord; but it is understood and agreed that this covenant and any and all other covenants of

Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord’s interest hereunder.

12.2.        Landlord understands and agrees that Tenant will have complete control over the gaming and casino operations of the leased property and shall have full authority to hire or discharge any and all personnel employed at the leased property. Except as expressly provided herein, Landlord understands and agrees that Tenant shall be free to operate gaming operations at the leased property without interference from or direction by Landlord or any of its affiliates. Neither Landlord nor any agent or representative of Landlord shall exercise, either directly or indirectly, management or control of any kind whatsoever, over any gaming operation of the leased property. Tenant agrees, however, to permit agents and employees of Landlord to have free and liberal access to Tenant’s business records and to all areas of the leased property (unless limited or prohibited by gaming laws and regulations), for the express purpose of observing the manner in which Tenant conducts the Business; provided, however, that the said agents and employees of Landlord shall neither influence nor attempt to influence, in any way, gaming operations of Tenant.

12.3.        Tenant agrees and acknowledges that the Nevada Gaming Commission, State Gaming Control Board and all other regulatory bodies in the State of Nevada with the power and jurisdiction to regulate the gaming activities conducted upon the Real Property (the “Nevada Gaming Authorities”), as a condition of approving this Lease, may require that Tenant provide access for an independent firm of Certified Public Accountants to be engaged on behalf of said Nevada Gaming Authorities for various purposes. Tenant agrees to provide any required access for such Certified Public Accountants, and to furnish them with any documents, books or records necessary or appropriate to such purposes. Tenant agrees and acknowledges that entry by such Certified Public Accountants, and their activities while upon the leased property, have been contemplated by the parties and shall not be deemed to constitute any interference with Tenant’s leasehold estate nor any actual or constructive eviction therefrom.

SECTION 13
LIENS

13.1.        Tenant shall at all times indemnify, save and hold Landlord, the leased property and the leasehold created by this Lease free, clear and harmless from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant, or out of any work performed, material furnished, or obligations incurred by Tenant in, upon or otherwise in connection with the leased property. With respect to any construction, alteration or repair contemplated by N.R.S. § 108.234, Tenant shall give Landlord written notice at least ten (10) business days prior to the commencement of any such work on the leased property, and Tenant shall undertake all appropriate requirements to allow Landlord the right of filing appropriate notices of nonresponsibility. Tenant shall, at its sole cost and expense, within fifteen (15) days after filing of any lien of record, obtain the discharge and release thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and release in the event Tenant fails or refused to do the same within said fifteen (15) day period.

SECTION 14
EVENTS OF DEFAULT AND REMEDIES

14.1.        The following shall constitute events of default under the terms of this Lease:

(a)          if Tenant shall neglect or fail to perform or observe any of the covenants, terms, provisions, or conditions contained in this Lease on its part to be performed or observed (except for payment of Rent or any other monetary charges due hereunder) within fifteen (15) days after written notice thereof from Landlord, or such additional time as is reasonably required to correct any such default but in no event more than an additional fifteen (15) days, or

(b)          if Tenant shall neglect or fail to pay Rent as provided for in Article III, or any other monetary obligation at any time owing from Tenant to Landlord precisely when due; or

(c)          if the leasehold estate created by this Lease shall be taken on execution or by other process of law, or

(d)          if Tenant abandons the leased property or if Tenant fails to operate the Business and such abandonment or failure to operate continues for five (5) consecutive days (other than as a result of damage or other casualty to the leased property).

(e)          if Landlord materially breaches any of the covenants, terms, provisions, or conditions contained in this Lease on its part to be performed or observed.

14.2.        Upon the occurrence of any event of default by Tenant, Landlord may immediately, or at any time thereafter, without further demand or notice, terminate this Lease without any further liability, hereunder, and exercise any and all other remedies available to Landlord at law or in equity under the laws of the State of Nevada.

14.3.        Upon the occurrence of any event of default by Landlord, Tenant may immediately, or at any time thereafter, without further demand or notice, terminate this Lease without any further liability hereunder, and exercise any and all other remedies available to Tenant at law or in equity under the laws of the State of Nevada.

14.4.        Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of Tenant or Landlord, respectively, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord or Tenant of any of either’s rights hereunder. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by Tenant or Landlord requiring Landlord’s or Tenant’s consent or approval, respectively, shall not be deemed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by Tenant or Landlord.

SECTION 15
NOTICE

15.1.        Unless otherwise provided herein, any notice, communication, request, reply or advice (herein severally and collectively for convenience, called “notice” in this Lease) provided or permitted to be given, made or accepted by either Party to the other, must be in writing and may, unless otherwise expressly provided in this Lease, be given or be served by depositing the same in the United States mail, postpaid and certified, or by a nationally recognized overnight delivery service, and addressed to the other party to be notified, with return receipt requested, or by delivering the same in person to such party. Notice deposited in (a) the mail shall be effective from and after the expiration of three (3) days after it is so deposited, and (b) overnight delivery service shall be effective the next business day following acceptance by such delivery service for next business day delivery. Notice given in any other manner shall be effective only if and when received by the other party to be notified. For purposes of notice, the addresses of the Parties shall, until changed as herein provided, be as follows:

Landlord:

Tropicana Las Vegas, Inc.

3801 Las Vegas Blvd South

Las Vegas, Nevada 89109

Telephone: (702) 739-3530

Facsimile: (702) 739-5107

Attention: Joanne M. Beckett

with copies similarly delivered to:

Goold Patterson Ales & Day LLP

4496 South Pecos Road

Las Vegas, Nevada 89121

Telephone: (702) 436-2600

Facsimile: (702) 436-2650

Attention: Jeffrey D. Patterson

and:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Telephone: (212) 906-1770

Facsimile: (212) 751-4864

Attention: Jennifer S. Perkins

Tenant:

Armenco Holdings, LLC

3801 Las Vegas Blvd South

Las Vegas, NV 89109

Telephone: (     )     -

Facsimile: (     )     -

Attention: Alex Yemenidjian

with a copy similarly delivered to:

Lionel Sawyer & Collins LLP

1700 Bank of America Plaza

300 South Fourth Street

Las Vegas, Nevada 89101

Telephone: (702) 383-8904

Facsimile: (702) 383-8845

Attention: Ellen Whittemore

However, the Parties (and those entitled to receive notice hereunder) and their respective heirs, successors, legal representatives and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address within the United States, by the same manner of giving notice as set forth hereunder.

SECTION 16
SUBORDINATION

16.1.        Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the leased property, or any portion thereof, or any property of which the leased property is a part, and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be required to effectuate such subordination. In the event that Tenant shall fail, neglect or refuse to execute and deliver any such documents to be executed by it, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocable to execute and deliver any and all such documents for and on behalf of Tenant; provided, however, Tenant shall not be required to effectuate such subordination, nor shall Landlord be authorized to effectuate such subordination on behalf of Tenant, unless the mortgagee or beneficiary named in such mortgage, deed of trust, or other encumbrance shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed, that neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination of obligation, nor shall Tenant’s possession of the leased property be disturbed by proceedings to foreclose said mortgage, deed or trust or other encumbrance.

16.2.        In the event that the mortgagee or beneficiary of any mortgage or deed of trust encumbering the leased property elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event, upon such mortgagee’s or beneficiary’s written notice to Tenant to that effect and subject to Section 16.1 of this Lease, this Lease shall be prior in lien to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date or recordation of such mortgage or deed of trust.

16.3.        Tenant shall, in the event any proceedings are brought for the foreclosure of the leased property or in the event of the exercise of the power of sale under any deed of trust made by Landlord covering the lease property, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

SECTION 17
ESTOPPEL CERTIFICATES

17.1.        Tenant shall at any time, and from time to time, within ten (10) days of written from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) certifying the commencement and termination dates of the Lease; (iii) certifying that there has been no assignment or other transfer by Tenant of this Lease, or any interest therein; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder (or, if any, specifying the nature of such uncured defaults) and that Tenant has no right of offset, counterclaim or deduction against rent, or specifying such default if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Any such statements may be relied upon by any existing owner or prospective purchaser or any present or prospective lender upon the security of the leased property. Tenant’s failure to deliver such statement within such time shall be conclusive and binding upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against rental, and (iii) that no more than one month’s rent has been paid in advance.

SECTION 18
NO ASSIGNMENT OR SUBLETTING

18.1.        Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein, or sublet the leased property or any portion thereof, or license the use of all or any portion of the leased property, without the written consent of Landlord, which consent Landlord may, in its sole discretion, withhold. In any case where Landlord shall consent to such assignment or subletting, Tenant named herein shall remain fully liable for the obligations of Tenant hereunder. In no event shall the granting of such written consent by Landlord ever be construed as a waiver by Landlord of the requirement that each subsequent assignment, if any, shall also require the prior written consent of Landlord; and each subsequent assignor, if any, shall likewise remain fully liable for the obligations of Tenant hereunder.

SECTION 19
NO PARTNERSHIP

19.1.        Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

SECTION 20
REMEDIES CUMULATIVE

20.1.        The various styles, options, elections and remedies of the Parties shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

SECTION 21
TIME OF THE ESSENCE

21.1.        Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

SECTION 22
MISCELLANEOUS PROVISIONS REGARDING LEASE

22.1.        This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Nevada, as the same may from time to time exist.

22.2.        The paragraph headings and the index to this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

22.3.        If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

22.4.        Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Landlord and Tenant.

22.5.        If, on account of a continued default or breach by Landlord or Tenant in Landlord’s or Tenant’s obligations under the terms of this Lease after notice, it shall be necessary for Landlord or Tenant to employ an attorney to enforce or defend any of Landlord’s or Tenant’s rights or remedies hereunder, then, in such event, any reasonable amounts incurred by Landlord or Tenant as attorney’s fees shall be paid by the Party required to indemnify the other.

22.6.        This Agreement contains the entire agreement of the parties and cannot be changed or terminated orally.

22.7.        Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

22.8.        Should any claim or lien be filed against the leased property, or any action or proceeding be instituted affecting the title to the leased property, Tenant shall give Landlord written notice thereof as soon as practicable after Tenant obtains actual or constructive knowledge thereof.

22.9.        This Agreement may be entered into in counterparts and all of such counterparts shall be deemed part of one instrument.

22.10.      In the event that either Party shall be delayed or hindered in, or prevented from, the performance of any work, service, or other act required under this Lease to be performed by the Party and such delay or hindrance is due to strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service, or other act shall be excused for the period of such delay and the period the performance of such work, service, or other act shall be extended for a period equivalent to the period of such delay. In no event shall such delay constitute a termination or extension of this Lease. The provisions of this paragraph shall not operate to excuse Tenant from the prompt payment of any monetary obligation due under any provisions hereof.

SECTION 23
APPROVAL OF GAMING AUTHORITIES

23.1.        This Lease, and the obligations of the parties hereunder, are hereby expressly conditioned upon the approval of this Lease by the Nevada Gaming Authorities, and this Lease shall only be effective if such approval has been obtained prior to the commencement of the term hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have set their names on the date above first mentioned.

LANDLORD:		TENANT:

Tropicana Las Vegas, Inc., a Nevada corporation		Armenco Holdings, LLC, a Nevada limited liability company

By:	/s/ Joanne M. Beckett	By:	/s/ Alex Yemenidjian

Its:	Vice President & General Counsel	Its:	Manager

[SIGNATURE PAGE TO INTERIM GAMING LEASE]